Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces Second Quarter 2011 Results
Second Quarter Revenue of $9.7 million, up 102% Year-over-Year;
Achieved GAAP Profitability

Fremont, Calif., July 20, 2011 – Procera Networks, Inc. (NYSE Amex: PKT), the intelligent policy enforcement company, today reported financial results for its second quarter ended June 30, 2011.

Second Quarter Highlights
•	Revenue of $9.7 million, up 102% from Q210
•	Bookings of $9.7 million, up 45% from Q210
•	Added 20 new service provider customers
•	Won a new Tier-1 mobile service provider customer in APAC
•	Received multi-million dollars of follow-on orders from a leading European mobile operator and a leading North American cable operator
•	Won a record 57 new higher education product orders
•	15 direct Tier-1 trials ongoing or planned over the next 90 days
•	Gross margin improved to 62%, compared to 61% in Q111 and 57% in Q210
•	Non-GAAP net income of $595,000, compared to a non-GAAP net loss of $486,000 in Q210
•	Cash flow from operations was over $2 million
•	Completed successful public offering of common stock, raising a net $26.5 million
•	Cash was $36.8 million at June 30, 2011

Financial Guidance
Procera is increasing its annual revenue guidance for 2011 to $35 million, representing growth of 75% year-over-year.

James Brear, president and CEO of Procera Networks, commented, “Our record revenue and strong bookings for the second quarter reflect the strong business momentum we are achieving as we continue to successfully execute on our growth plan.  We added 20 new service provider customers during the quarter, highlighting the increasing number of providers that are recognizing the value and exceptional performance of our solutions and reflecting the increased adoption we are seeing from a broader set of operators, including mobile, cable and now DSL.  In addition, we were awarded follow-on orders from three of our existing Tier-1 customers during the quarter, including multi-million dollar orders from both a leading North American cable operator and a leading mobile operator in Europe.

“We continue to expand our market reach and sales leverage through strategic partnerships.  During the quarter we signed a new technology alliance with Ortiva Wireless for video optimization and added new resale partners globally.  We also completed a successful public offering of our common stock, raising a net $26.5 million that strengthens our balance sheet and will support our investments to further expand our sales team and field engineering to better address the increasing opportunities we are seeing.”

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Second Quarter 2011 Financial Results
Revenue for the second quarter of 2011 was $9.7 million, up 102% from revenue of $4.8 million in the second quarter of 2010.  Total revenue for the six-months ended June 30, 2011 was $16.6 million, a 105% increase from $8.1 million in the first six-months of 2010.

GAAP net income for the second quarter was $181,000, or $0.01 per diluted share, compared to a net loss of $822,000, or a loss of $0.07 per share, in the second quarter of 2010.  GAAP net loss for the first six-months of 2011 was $49,000, or $0.00 per share, compared to a net loss of $2.3 million, or a loss of $0.22 per share, for the first six-months of 2010.

Non-GAAP net income for the second quarter of 2011 was $595,000, compared to a non-GAAP net loss of $486,000 in the second quarter of 2010.  Non-GAAP net income for the first six-months of 2011 was $730,000, compared to a non-GAAP net loss of $1.7 million for the first six months of 2010.  For an explanation of non-GAAP financial measures used in this release, and reconciliation to comparable GAAP measures, please refer to the Use of Non-GAAP Financial Information below.

Conference Call Information
Procera Networks, Inc. will host a conference call at 4:30 p.m. Eastern Time today to discuss its financial results for the second quarter ended June 30, 2011.  Interested parties can access the live call by dialing 877-941-4774 or 480-629-9760 (International) and request the “Procera” call.  A replay of the call will be available approximately one hour following the end of the call through 11:59 p.m. ET on Wednesday, July 27, 2011, by dialing 800-406-7325 and entering the replay code of 4458688#.  To access the replay from international locations, dial 303-590-3030 using the same passcode.  An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Safe Harbor Statement
This press release contains forward-looking statements, including statements relating to expectations for revenue growth in 2011, our ability to win new business, potential benefits from partnerships, obtaining follow-on orders from new and existing customers, and the expected demand for Procera Networks' products and services. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-Q filed for the quarter ended March 31, 2011 and our Form 10-K filed for the year ended December 31, 2010. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information
Procera’s management believes that certain non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures and related segment information, provide incremental insight into the underlying factors and trends affecting both Procera’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the company’s current results and enable investors to more fully understand trends in its current and future performance.

Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments for stock-based compensation expenses: we have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

The non-GAAP financial measures are not consistent with GAAP because they do not fully reflect non-cash expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned non-cash expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
•	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP;
•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;
•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

•	management intends to continue to track and present these non-GAAP financial measures for future periods.

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About Procera Networks Inc.
Procera Networks Inc. delivers Intelligent Policy Enforcement (IPE) solutions, leveraging advanced Deep Packet Inspection (DPI) technology. This enables carriers, services providers and higher education institutions to improve the quality and lifetime of their networks, better monetize their infrastructure investments, control hazards, and create attractive services for their users by making qualified business decisions based on granular user and traffic intelligence. Procera's core product suite, the PacketLogic line of platforms, is an engine that drives the PCC (Policy and Charging Control) ecosystem, by enforcing advanced network and service policies. PacketLogic is deployed at more than 600 customers who value the unparalleled accuracy and high-end performance of the PacketLogic solution. Founded in 2002, Procera (NYSE AMEX: PKT) is based in Silicon Valley and has offices around the globe. More information is available at www.proceranetworks.com.

Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

Press Contact
Fran Lowe, Engage PR, 510-748-8200 x225, FLowe@engagepr.com

# # #

Procera Networks, Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Sales:
Product sales	$8,262,717	$3,713,591	$13,878,258	$6,096,555
Support sales	1,393,258	1,063,167	2,700,610	1,973,812
Total sales	9,655,975	4,776,758	16,578,868	8,070,367
Cost of sales:
Product cost of sales	3,563,605	1,923,380	6,147,057	3,375,315
Support cost of sales	124,633	133,441	260,670	260,926
Total cost of sales	3,688,238	2,056,821	6,407,727	3,636,241

Gross profit	5,967,737	2,719,937	10,171,141	4,434,126
	61.8%	56.9%	61.4%	54.9%
Operating expenses:
Research and development	1,241,261	790,626	2,279,243	1,411,120
Sales and marketing	3,143,460	1,760,005	5,207,944	3,217,501
General and administrative	1,312,834	958,484	2,589,019	2,065,859
Total operating expenses	5,697,555	3,509,115	10,076,206	6,694,480

Income (loss) from operations	270,182	(789,178)	94,935	(2,260,354)

Interest and other income (expense), net	(34,395)	(32,479)	(64,618)	(75,451)

Income (loss) before income taxes	235,787	(821,657)	30,317	(2,335,805)
Income tax provision	55,216	-	79,416	1,256
Net income (loss)	$180,571	$(821,657)	$(49,099)	$(2,337,061)

Net income (loss) per share - basic	$0.02	$(0.07)	$0.00	$(0.22)
Net income (loss) per share - diluted	$0.01	$(0.07)	$0.00	$(0.22)

Shares used in computing net income (loss) per share*:
Basic	11,827,181	11,208,272	11,545,019	10,581,753
Diluted	12,163,602	11,208,272	11,545,019	10,581,753

*	Shares used in per share calculations reflect a 1-for-10 reverse stock split effected by the Company on February 4, 2011.

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$36,806,151	$7,875,798
Accounts receivable, net of allowance	8,574,864	11,407,220
Inventories, net	3,438,393	2,549,695
Prepaid expenses and other	701,717	831,737
Total current assets	49,521,125	22,664,450

Property and equipment, net	1,326,517	873,173
Goodwill	960,209	960,209
Other non-current assets	11,020	19,150
Total assets	$51,818,871	$24,516,982

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$-	$1,718,732
Accounts payable	1,929,540	1,943,799
Deferred revenue	3,605,893	3,732,756
Accrued liabilities	4,310,509	2,662,564
Total current liabilities	9,845,942	10,057,851

Non-current liabilities:
Deferred revenue	886,692	704,735
Total liabilities	10,732,634	10,762,586

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	14,425	11,315
Additional paid-in capital	103,400,649	76,093,272
Accumulated other comprehensive loss	(261,431)	(331,883)
Accumulated deficit	(62,067,406)	(62,018,308)
Total stockholders' equity	41,086,237	13,754,396

Total liabilities and stockholders' equity	$51,818,871	$24,516,982

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Sales - U.S. GAAP as reported	9,655,975	6,922,893	4,776,758	16,578,868	8,070,367

Reconciliation of Gross Profit:
U.S. GAAP as reported	5,967,737	4,203,405	2,719,937	10,171,141	4,434,126
As a percentage of sales	61.8%	60.7%	56.9%	61.4%	54.9%
Adjustment:
Stock-based compensation (1)	26,452	24,759	22,123	51,211	43,850
As Adjusted	5,994,189	4,228,164	2,742,060	10,222,352	4,477,976
As a percentage of sales	62.1%	61.1%	57.4%	61.7%	55.5%

Reconciliation of Operating Expense:
U.S. GAAP as reported	5,697,555	4,378,652	3,509,115	10,076,206	6,694,480
Adjustment:
Stock-based compensation (1)	387,483	340,660	313,161	728,143	596,036
As Adjusted	5,310,072	4,037,992	3,195,954	9,348,063	6,098,444

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	180,571	(229,669)	(821,657)	(49,099)	(2,337,061)
Adjustment:
Stock-based compensation (1)	413,935	365,419	335,284	779,354	639,887
As Adjusted	594,506	135,750	(486,373)	730,255	(1,697,174)

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).